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EXHIBIT 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Federated Insurance Series:

We consent to the use of our reports dated February 13, 2009, with respect to the financial statements of the Federated Clover Value Fund II (formerly Federated American Leaders Fund II), Federated Capital Appreciation Fund II, Federated Equity Income Fund II, Federated Capital Income Fund II, Federated Mid Cap Growth Strategies Fund II and Federated Kaufmann Fund II, each a portfolio of Federated Insurance Series, as of December 31, 2008, incorporated herein by reference and to the references to our firm under the caption “Financial Highlights” in the prospectus/proxy statement filed in form N-14.

Boston, Massachusetts
November 11, 2009